Exhibit 99.1

MOTOROLA SOLUTIONS
TODAY
IS A WORLD OF
RESPOND
TOMORROW
IS A WORLD OF
PREDICT
Motorola Solutions + Avigilon

SAFE HARBOR
A number of forward-looking statements will be made during this presentation. Forward-looking statements are any statements that are not historical facts. These forward-looking statements are based on the current expectations of Motorola Solutions, and we can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this presentation.
Information about factors that could cause, and in some cases have caused, such differences can be found on pages 9 through 21 in Item 1A of Motorola Solutions’ 2016 Annual Report on Form 10-K, on page 37 in item 1A of Motorola Solutions’ Quarterly Report on Form 10-Q for the quarter ended July 1, 2017, and in our other SEC filings available for free on the SEC’s website at www.sec.gov, and on Motorola Solutions’ website at www.motorolasolutions.com/investor This presentation is being made on the 1st day February, 2018. The content of this presentation contains time-sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted or redistributed at a later date, Motorola Solutions will not be reviewing or updating the material that is contained herein.
MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved.
MOTOROLA SOLUTIONS
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STRATEGIC RATIONALE
1 VIDEO SURVEILLANCE & ANALYTICS GROWING RAPIDLY
2 END-TO-END VIDEO PLATFORM
3 SECURITY & PUBIC SAFETY SYNERGIES WITH MSI
Millions of cameras deployed across airports, rail, streets and public &
private buildings but overall penetration remains low
Continued growth driven by advancing analytics and security use cases
Video surveillance system of cameras, analytics, video management and video storage
Scalable architecture. Easier and faster to deploy than point products
750+ US and international patents
TAM of $10B+
A natural extension into global public safety and US federal & military
Enables more safe city projects
Leverages our direct enterprise sales force for large deals
Complements Avigilon’s channel with MSI’s channel network
MOTOROLA SOLUTIONS
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THERE IS AN AVALANCHE OF VIDEO IN BOTH
PUBLIC AND PRIVATE SECTORS
Installed base (NA)
BODY WORN CAMERAS ~200K
IN-VEHICLE POLICE CAMERAS ~400K
CITY SURVEILLANCE & GOVERNMENT CAMERAS ~9M
COMMERCIAL SURVEILLANCE CAMERAS ~53M
Public Safety Video Cameras = ~10M
Commercial Video Cameras = ~53M
Sources IHS, Bureau of Justice Statistics
COMMERCIAL SURVEILLANCE CAMERAS ~53M
MOTOROLA SOLUTIONS
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AVIGILON | INTELLIGENT VIDEO SOLUTIONS
OVERVIEW
Company Public (AVO-CA:TSX), Founded 2004, Public 2011 HQ: Vancouver, BC; US HQ: Dallas, TX
Locations
Mfg: Richmond, BC & Plano, TX
Employees 1,100
Intellectual 750+ Patents (US & International)
Property 15+ Licensees (Hardware & Software vendors)
Solutions Portfolio
VIDEO VIDEO VIDEO CAMERAS ANALYTICS MANAGEMENT STORAGE
2,000 resellers
Distribution
60,000 end-users
FINANCIALS1
REVENUE (US $M) 354 288 245
173
100
2012 2013 2014 2015 2016
Gross Margin % 49% 54% 57% 57% 52%
1 As reported by Avigilon under International Financial Reporting Standards, IFRS
MOTOROLA SOLUTIONS
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THANK YOU
MOTOROLA SOLUTIONS